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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported) JANUARY 27, 2000

                            PRIMA ENERGY CORPORATION
             (Exact name of Registrant as specified in its charter)

          DELAWARE                         0-9408                84-1097578
(State or other jurisdiction of         (Commission           (I.R.S. Employer
 incorporation or organization)         file number)         Identification No.)

                1801 BROADWAY, SUITE 500, DENVER CO       80202
             (Address of principal executive offices)   (Zip Code)

                                 (303) 297-2100
              (registrant's telephone number, including area code)

                                    NO CHANGE
          (Former name or former address, if changed from last report.)

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ITEM 5.  OTHER EVENTS

The following press release was issued pursuant to direction from the Prima Energy Corporation Board of Directors on January 27, 2000:

                              FOR IMMEDIATE RELEASE

                        PRIMA ENERGY CORPORATION DECLARES
                               3 FOR 2 STOCK SPLIT

         Prima Energy Corporation ("Prima"), announced today that the Board of Directors of Prima has approved a 3 for 2 stock split of its Common Stock, $.015 Par Value, to stockholders of record on February 10, 2000, to be distributed on February 24, 2000. As a result of the stock split, each stockholder of Prima will receive one share of Common Stock for each two shares owned on the record date. Cash in lieu payments will be made for fractional shares based upon the market price of the stock on the date of distribution. Based on the number of shares of Common Stock currently outstanding, 5,645,341 shares, the maximum number of shares of Common Stock to be outstanding on the distribution date (February 24, 2000) will be 8,468,011 shares.

         Richard H. Lewis, President of Prima, stated "the Board of Directors authorized the stock split in an effort to improve the float, marketability and liquidity of the stock. This represents the third stock split Prima has effected in the past few years."

         Prima is an independent oil and gas company engaged in the exploration for, and the acquisition, development and production of, crude oil and natural gas. Through its wholly-owned subsidiaries, it is also engaged in oil and gas property operations, oil field services and natural gas gathering, marketing and trading. Prima's activities are primarily conducted in the Rocky Mountain region.

NASDAQ Symbol:  PENG

Contacts:  Richard H. Lewis, President
           Sandra J. Irlando, V.P. Accounting

Telephone Number:  (303) 297-2100

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        PRIMA ENERGY CORPORATION
                                               (Registrant)



Date    January 27, 2000                 By   /s/ Richard H. Lewis
                                             --------------------------------
                                                  Richard H. Lewis,
                                                  President and
                                                  Principal Financial Officer



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